Exhibit 10.2

THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATIONS UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of, but not necessarily on, the 1st day of October, 2009, by and between Arkanova Acquisition Corporation, a Delaware corporation (the “Company”), and Aton Select Funds Limited (the “Investor”).

Background

A.            The Company and the Investor are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by the provisions of Regulation S (“Regulation S”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended; and

B.            The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, a Secured Promissory Note (the “Note”) in the aggregate principal amount of Twelve Million and No/100 United States Dollars (US $12,000,000.00) (the “Principal Amount”), bearing interest at the rate of six percent (6.0%) per annum, in the form attached hereto as Annex “A”.

C.            The Note is being issued by the Company in exchange for the loan by the Investor to the Company of an additional One Million One Hundred Sixty-Eight Thousand Seven Hundred Twenty-Nine and 17/100 United States Dollars (US $1,168,729.17) (the “Additional Loan Amount”) plus the cancellation of the following Promissory Notes:

(i)            Promissory Note from the Company to Aton Select Fund Limited dated September 3, 2008, in the original principal amount of Nine Million and No/100 United States Dollars (US $9,000,000.00) (the “$9 Million Note”);

(ii)           Promissory Note from the Company to Aton Select Fund Limited dated April 29, 2009 in the original principal amount of Six Hundred Thousand and No/100 United States Dollars (US $600,000); and

(iii)          Promissory Note from the Company to Aton Select Fund Limited dated April 14, 2009, in the original principal amount of Four Hundred Twelve Thousand Five Hundred and No/100 United States Dollars (US $412,500).

Terms and Conditions

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)           “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person;

(b)           “Business Day” means a day, other than a Saturday or Sunday, on which banks in Houston, Texas, are open for the general transaction of business;

(c)           “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company;

(d)           “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(e)           “Guaranty” has the meaning set forth in Section 2 hereof;

(f)            “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents;

(g)           “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein;

(h)           “Pledge Agreement” has the meaning set forth in Section 2 hereof;

(i)            “Purchase Price” means the Principal Amount payable as set forth in Subparagraph C of the Background section of this Agreement;

(j)            “SEC” means the United States Securities and Exchange Commission;

(k)           “Subsidiaries” means the wholly-owned or majority owned subsidiaries of the Company;

(l)            “Transaction Documents” means this Agreement, the Note, the Pledge Agreement and the Guaranty;

(m)          “1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder; and

(n)           “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.             Purchase and Sale of the Note; Security.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall sell and issue to the Investor, the Note in the Principal Amount in exchange for the Purchase Price. The Company shall also pledge to the Investor, pursuant to terms of the form of Pledge Agreement attached hereto as Annex “C”, all of the membership interests in the Company’s wholly-owned subsidiary, Provident Energy Associates of Montana, LLC, a Montana limited liability corporation that owns the Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana, to secure payment of the indebtedness evidenced by the Note (the “Security Interest”).  As an indirect beneficiary of the Investor’s purchase of the Note and as further security for payment of the indebtedness evidenced by the Note, the Company’s parent corporation, Arkanova Energy Corporation (“AEC”), has agreed to guarantee the payment of the Note by the execution and delivery to the Investor at the Closing of the form of Guaranty attached hereto as Annex “D”.

3.             Additional Consideration.  As further inducement to the Investor to purchase the Note, the Company shall (i) deliver to the Investor as soon as reasonably practical following the execution of this Agreement by the Investor such number of shares of the unregistered common stock of AEC as shall be determined by dividing Two Hundred Forty Thousand and No/100 United States Dollars (US $240,000) by the average stock price for AEC’s common stock over the fifteen (15) Business Day period immediately preceding the day on which this Agreement is executed by the Investor, and (ii) deliver to the Investor on the first anniversary date of the execution of this Agreement by the Investor such number of shares of the unregistered common stock of AEC as shall be determined by dividing Two Hundred Forty Thousand and No/100 United States Dollars (US $240,000) by the average stock price for AEC’s common stock over the fifteen (15) Business Day period immediately preceding the first anniversary date of the execution of this Agreement by the Investor.  The Company shall also cause to be delivered to the Investor as soon as reasonably practical following the execution of this Agreement by the Investor an additional 900,000 shares of the AEC’s common stock in accordance with the Company’s heretofore unfulfilled obligation under Section 3 of the Note Purchase Agreement relating to the $9 Million Note.

4.             Closing. There shall be no formal closing ceremony with respect to the transactions contemplated by this Agreement.   Instead, the parties shall execute and exchange the Transaction Documents by facsimile and email and the closing of the transactions contemplated by this Agreement shall be deemed to have occurred (the “Closing”) on the date (the “Closing Date”) that the Company receives the Purchase Price in full.

5.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in any schedules delivered herewith (collectively, the “Disclosure Schedules”):

(a)           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

(b)           Authorization. The Company has full power and authority and, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of ail obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Note.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)           Valid Issuance. The Note has been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

(d)           Consents. The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Note requires no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

(e)           Use of Proceeds. The Additional Loan Amount shall be primarily used by the Company for the maintenance and development of the Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana.

(f)            No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Note will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

(g)           Litigation. To the Company’s knowledge, there are no disputes or actions pending or threatened against the Company or its properties.

(h)           No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation S) in connection with the offer or sale of the Note.

(i)            No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Regulation S for the exemption from registration for the transactions contemplated hereby or would require registration of the Note under the 1933 Act.

(j)            Private Placement. The offer and sale of the Note to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

6.             Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

(a)           Power.  The Investor has the necessary legal capacity (in the case of an individual person), or has the power and authority (if other than an individual person) to execute and deliver this Agreement and to perform such Investor’s obligations hereunder and to consummate all of the transactions contemplated hereby, including but not limited to, purchase of the Note.

(b)           Binding Obligation.  This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(c)           Absence of Breaches and Defaults.  The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby do not breach or constitute a default under any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting either such Investor or any of his property or assets, the breach of which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Investor.

(d)           Purchase Entirely for Own Account. The Note to be received by the Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view t the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of the Note in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Note for any period of time. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

(e)           Investment Experience.  The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Note and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f)            Disclosure of Information. The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Note.

(g)           No Reliance.  The Investor has not relied upon the Company or its directors and officers, or the Company’s legal counsel or advisors for investment, legal or tax advice, including advice with respect to the hold periods and resale restrictions imposed upon the Note by the securities legislation in the jurisdiction in which the Investor resides, and has, if desired, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisors, and the Investor is either experienced in or knowledgeable with regard to the affairs of the Company or, either alone or with its professional advisors, is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Note, and it is able to bear the economic risk of an investment in the Note and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment.

(h)           Further Representations and Acknowledgements.  The Investor further represents and acknowledges that:

(i)            The Investor is not a “U.S. Person” as that term is defined in Regulation S.

(ii)           The Investor is located outside the United States.

(iii)          The Investor is not aware of any advertisement of any of the Note to be issued hereunder.

(iv)          The Investor will not acquire the Note as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Note which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Note; provided, however, that the Investor may sell or otherwise dispose of the Note pursuant to registration under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(v)           The Investor agrees that the Company will refuse to register any transfer of the Note not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state securities laws.

(vi)          The Investor understands and agrees that offers and sales of any Note prior to the expiration of a period of one year after the date of transfer of the Note (the “Distribution Compliance Period”), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with all applicable securities laws.

(i)            Restricted Securities. The Investor understands that the Note is characterized as “restricted securities” under the U.S. federal securities laws and have not been registered under the 1933 Act or under any state or “blue sky” laws of the United States, and is being offered in a transaction not involving any public offering within the meaning of the 1933 Act, and unless so registered, may not be offered or sold in the United States or to U.S. Persons as defined in

Regulation S promulgated under the 1933 Act, and in each case only in accordance with applicable securities laws.

(j)            No Hedging Transactions.  The Investor understands and agrees not to engage in any hedging transactions involving the Note prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the 1933 Act.

(k)           Restrictions on Transfer.  The Investor hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

(l)            Legends.  It is understood that, except as provided below, certificates evidencing the Note will bear the following or any similar legend, as well as the legend required by any state authority if required in connection with the issuance of sale of the Note:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTE UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(m)          No General Solicitation.  The Investor did not learn of the investment in the Note as a result of any public advertising or general solicitation.

(n)           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

7.             Conditions to Closing:

(a)           Conditions to the Investor’s Obligations.  The obligation of the Investor to purchase the Note at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(i)            The representations and warranties made by the Company in Section 4. hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or Warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the

Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(ii)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Note, and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(iii)          No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(b)           Conditions to Obligations of the Company.  The Company’s obligation to sell and issue the Note at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(i)            The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(ii)           The Investor shall have paid the Purchase Price to the Company.

(c)           Termination of Obligations to Effect Closing; Effects.

(i)            The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(A)          Upon the mutual written consent of the Company and the Investor;

(B)           By the Company if any of the conditions set forth in Paragraph 6(b) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(C)           By an Investor (with respect to itself only) if any of the conditions set forth in Paragraph 6(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(D)          By either the Company or the Investor if the Closing has not occurred on or prior to October 15, 2009;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

8.             Covenants and Agreements of the Company:

(a)           Reports. The Company will furnish to the Investor and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investor and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

(b)           No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

(c)           Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

(d)           Security Interest. The Company shall cooperate with the Investor in all reasonable respects in connection with the establishment and maintenance of the Security Interest.  The Company agrees to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of the Security Agreement.  The Company shall be responsible for the payment of all costs and expenses reasonably incurred by the Investor in connection with the preparation of any documents, instruments or agreements required to create or perfect the Security Interest and for all filing fees related thereto.

(e)           Termination of Covenants. The provisions of Sections 8(a), (b), (c) and (d) above shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Note terminate.

9.             Survival and Indemnification:

(a)           Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the repayment in full of the Note.

(b)           Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c)           Conduct of Indemnification Proceedings. Promptly after receipt by a Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8(b), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not he unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.           Miscellaneous.  The following miscellaneous provisions shall apply to this Agreement:

(a)           Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that an investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring the Note in a private transaction without the prior written consent of the Company, after notice duly given by such Investor to the Company.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Counterparts: Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

(c)           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)           Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ Loan written notice to the other party:

If to the Company:

Arkanova Acquisition Corporation
2441 High Timbers Drive

Suite 120
The Woodlands TX 77380

Fax: 281-298-9558

Attention: Pierre Mulacek, President

If to the Investor:

To the Address for Notice as provided on the signature page hereof.

(e)           Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

(f)            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Paragraph shall be binding upon each holder of any Note purchased under this Agreement at the time outstanding, each future holder of all such Note, and the Company.

(g)           Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in Loan of such issuance.

(h)           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(i)            Entire Agreement. This Agreement, including the exhibits and any disclosure schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

(j)            Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k)           Governing Law: Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Courts of the State of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signatures

To evidence the binding effect of the terms and conditions set forth above, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ARKANOVA ACQUISITION CORPORATION

By:	/s/Pierre Mulacek
Pierre Mulacek, President

ATON SELECT FUNDS LIMITED

By:	/s/David Dawes
David Dawes
Director

ADDRESS FOR NOTICE

C/o: Aton Select Funds Limited

Street: Aeulestrasse 5, P.O. Box 470

City/State/Zip: 9490 Vaduz, Liechtenstein

Attention: Mr. David Dawes

Tel: 00423 237 3438

Fax: 00423 237 3771

DELIVERY INSTRUCTIONS

(if different from above)

C/o:

Street:

City/State/Zip:

Attention:

Tel:

ANNEX “A”

THIS INSTRUMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES TO WHICH THIS INSTRUMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

USD $ 12, 000,000.00	October 1, 2009

ARKANOVA ACQUISITION CORPORATION

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, Arkanova Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), promises to pay to Aton Select Funds Limited, the registered holder hereof (the “Holder”), the principal sum of Twelve Million and No/100 United States Dollars (US $12,000,000.00) on the Maturity Date (as defined below) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of six percent (6.0%) per annum (computed on the basis of the actual number of days elapsed and a year of 365 days), accruing from the date of initial issuance of this Note, until payment in full of the principal sum has been made or duly provided for (whether before or after the Maturity Date).  This Note is being issued by the Company in exchange for the loan by the Holder to the Company of an additional One Million Six Hundred Sixty-Eight Thousand Seven Hundred Twenty-Nine and 17/100 United States Dollars (US $1,668,729.17) plus the cancellation of the following Promissory Notes:

(iv)          Promissory Note from the Company to Aton Select Fund Limited dated September 3, 2008, in the original principal amount of Nine Million and No/100 United States Dollars (US $9,000,000.00) (the “$9 Million Note”);

(v)           Promissory Note from the Company to Aton Select Fund Limited dated April 29, 2009, in the original principal amount of Six Hundred Thousand and No/100 United States Dollars (US $600,000); and

(vi)          Promissory Note from the Company to Aton Select Fund Limited dated April 14, 2009, in the original principal amount of Four Hundred Twelve Thousand Five Hundred and No/100 United States Dollars (US $412,500).

This Note is also being issued pursuant to the terms of a Note Purchase Agreement of even date herewith (the “NPA”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the NPA.

This Note is subject to the following additional provisions:

1.             Maturity Date.  The term “Maturity Date” means September 30, 2011.

2.             Security.  The payment when due of this Note is secured by a pledge of all of the membership interests in the Company’s wholly owned subsidiary, Provident Energy Associates of Montana, LLC, a Montana limited liability company, in accordance with the terms and conditions of a Pledge Agreement of even date herewith.

3.             Alternative Interest Payment Option.  Interest on this Note shall be paid within ten (10) Business Days following the Maturity Date in shares of common stock of Arkanova Energy Corporation, the publicly traded parent corporation of the Company (“AEC”).  The number of shares of common stock of AEC payable as interest on the Note shall be determined by dividing Seven Hundred Twenty Thousand and No/100 United States Dollars (US $720,000.00) by the average stock price for AEC’s common stock over the fifteen (15) Business Day period immediately preceding the Maturity Date.

4.             Prepayment Provisions.  This Note may be prepaid in whole or in part at any time prior to the Maturity Date, without penalty, so long as all accrued interest is paid in shares of common stock AEC as determined in Section 3 above with the date of payment (as such term is defined in Section 7 hereof) being substituted for the Maturity Date in making the calculation of the number of shares to be delivered to the Holder by the Company.

5.             Default.  The Company shall be in default hereunder if payment is not made by the end of the Holder’s close of business on the tenth (10th) Business Day following the Maturity Date.

6.             Manner of Payments.  Except as provided in Section 3 hereof, all payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given).  For purposes of this Note, the phrase “date of payment” means the date good funds are received in the account designated by the notice which is then currently effective.

7.             No Impairment; Direct Obligation.  Subject to the terms of the NPA, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

8.             Limited Recourse.  No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

9.             Restrictions on Resale.  The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this

Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state blue sky or foreign laws or similar laws relating to the sale of securities.

10.           Notices.  Any notice given by any party to the other with respect to this Note shall be given in the manner contemplated by the NPA in the Section entitled “Notices.”

11.           Applicable Laws.  This Note shall be governed by and construed in accordance with the laws of the State of Texas.  Each of the parties consents to the exclusive jurisdiction of the Courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.  To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

12.           Jury Trial Waiver. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

13.           Events of Default.  Each of he following shall constitute an “Event of Default”:

(a)           Default in Payment.  The Company shall default in the payment of principal or interest on this Note or any other amount due; or

(b)           Breach of Representation or Warranty.  Any of the representations or warranties made by the Company herein, in the NPA or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

(c)           Change of Management.  The occurrence of any event which results in the current executive officers of the Company no longer serving in their respective current capacities with the Company; or

(d)           Assignment for Creditors.  The Company shall (i) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (ii) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(e)           Appointment of Trustee.  A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent; or

(f)            Court Control.  Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)           Bankruptcy Proceedings. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable (and the

Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and interest shall accrue on the total amount due (the “Default Amount”) on the date of the Event of Default (the “Default Date”) at the rate of 12% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

14.           Covenants of the Company.  The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

(a)           Reporting Requirements. The Company will furnish to the Holder or make publicly available:

(i)            as soon as possible, and in any event within ten (10) days after obtaining knowledge of the occurrence of (A) an Event of Default, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change; and

(ii)           promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would (A) materially impact the ability of the Company to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company, or (C) impair the validity or enforceability of the Note or the ability of the Company to perform their obligations under the Note.

(b)           Compliance with Laws. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a Material Adverse Effect upon the business, operations or financial condition of the Company taken as a whole.

(c)           Preservation of Existence. The Company will maintain and preserve its existence.

(d)           Maintenance of Properties. The Company will maintain and preserve all of its material properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all material leases (including oil and gas leases) to which it is a party as lessee or under which it occupies property, so as to prevent any material forfeiture or material loss thereof thereunder.

(e)           Maintenance of Insurance. The Company will maintain, with responsible and reputable insurers, insurance with respect to its properties and business, in such amounts and covering such risks, as is carried generally in accordance with sound business practice by companies in similar businesses in the same localities in which the Company is situated.

(f)            Keeping of Records and Books of Account. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

15.           Qualification.  In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

Signature

To evidence the binding effect of the foregoing provisions, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of, but not necessarily on, the date first above written.

ARKANOVA ACQUISITION CORPORATION

By:
Pierre Mulacek, President

ANNEX “B”

Wire Instructions

ANNEX “C”

THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of, but not necessarily on, the 1st day of October, 2009, by and between Arkanova Acquisition Corporation, a Delaware corporation, (“Pledgor”), and Aton Select Funds Limited (“Secured Party”).

Background

A.            On even date herewith, Pledgor and the Secured Party entered into a Note Purchase Agreement (the “NPA”)”) pursuant to which Pledgor issued to Secured Party a Consolidated Secured Promissory Note (the “Note”) and agreed to pledge Interests of the membership interests of the Pledgor’s wholly owned subsidiary, Provident Energy Associates of Montana, LLC, a Montana limited liability company (“Provident”), to secure payment of the indebtedness evidenced by the Note; and

B.            The parties desire to set forth in writing their agreement as to the terms and conditions of the administration and disposition of the pledge of the membership interests of Provident and certain other matters as set forth herein;

Terms and Conditions

In consideration of the mutual benefits to be derived from the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Pledge.  As collateral security for the payment and performance of the Obligations (as defined in Section 2 hereof) by Pledgor, Pledgor hereby pledges to the Secured Party, and grants, transfers, assigns and hypothecates to the Secured Party a continuing security interest in, the following property owned by Pledgor (the “Pledged Collateral”):

(a)           Pledged Interests.  All of the issued and outstanding membership interests in Provident (the “Pledged Interests”).

(b)           Dividends and Proceeds.  Except as provided in Section 10(b) hereof, all dividends, cash, products, proceeds, securities, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests, including, but not limited to, all distributions or payments in partial or complete liquidation or redemption of the Pledged Interests.

(c)           Additional Interests.  All additional membership interests in Provident from time to time hereafter acquired by Pledgor arising from the Pledged Interests as a result of any reclassification, readjustment, split, dividend, or reorganization and the certificates representing such additional Interests, and all dividends, cash, products, proceeds, securities, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Interests.

2.             Obligations Secured.  This Agreement secures the payment and performance of (i) all obligations of Pledgor to the Secured Party now or hereafter existing under the Note whether for indebtedness (principal and interest), fees, damages, expenses or otherwise, and whether evidenced by any instrument, agreement or book account, (ii) all obligations of Pledgor to the Secured Party now or hereafter existing under the NPA, and (iii) all obligations of Pledgor to the Secured Party now or hereafter existing under this Agreement, regardless of whether the amounts referred to in clause (i), (ii) or (iii) above are due or to become due, direct or indirect, primary or secondary, joint, several, or joint and several, or fixed or contingent obligations of Pledgor.  All of such obligations are collectively referred to herein as the “Obligations”.

3.             Delivery of Pledged Collateral.  (a)  Upon the execution of this Agreement, Pledgor shall deliver and deposit with the Secured Party the certificate or certificates or other instruments evidencing the Pledged Interests, along with such assignments, financing statements, endorsements, and transfer powers duly executed by Pledgor in blank as will enable the Secured Party to register the Pledged Interests in the Secured Party’s name or in the name of the Secured Party’s nominee in the appropriate record books of Provident in the Event of Default (as such term is herein after defined).

4.             Return of Pledged Collateral.  Secured Party shall return the Pledged Collateral or the balance thereof, if any, in its possession to Pledgor upon payment in full of the Obligations.

5.             Further Assurances and Documentation.  Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce the Secured Party’s rights and remedies hereunder with respect to any Pledged Collateral.

6.             Responsibility for Pledged Collateral.  Secured Party shall exercise reasonable care in the custody and preservation of the Pledged Collateral.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in the Secured Party’s possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords the Secured Party’s own property of similar nature.  The Secured Party shall be under no duty or responsibility to (i) fix or preserve the rights of Pledgor with respect to the Pledged Collateral against prior parties, (ii) fix or preserve rights against any parties to any instrument or chattel paper which may be a part of the Pledged Collateral, (iii) sell or otherwise realize upon the Pledged Collateral, or (iv) seek payment from any particular source.  Without limiting the generality of the foregoing, the Secured Party shall not have any responsibility or obligation for any action in connection with any conversion, call, exchange, maturity, redemption, retirement, tender or any other event relating to any of the Pledged Collateral whether or not the Secured Party has or is deemed to have knowledge of such matters.  The Secured Party shall never be liable for the Secured Party’s failure to use diligence to collect any amount payable with respect to the Pledged Collateral, but shall be liable only to account to Pledgor for what the Secured Party may actually collect or receive thereon.  After payment of part of the Obligations, the Secured Party may, at the Secured Party’s option, retain all or any portion of the Pledged Collateral as security for any remaining Obligations and retain this Agreement as evidence of such security.

7.             Representations and Warranties.  Pledgor represents and warrants to Secured Party as follows:

(a)           Authorization.  The execution, delivery and performance of this Agreement are within Pledgor’s powers and are not in contravention of any applicable law.

(b)           Absence of Conflicts.  Pledgor is not obligated under any contract or agreement, which materially or adversely affects Pledgor’s properties or assets, or Pledgor’s financial condition, and neither the execution nor delivery of this Agreement nor the consummation of any transaction contemplated hereby will conflict with or result in any breach of the terms, conditions, or provisions of, or constitute a default under any agreement or instrument relative thereto to which Pledgor is subject.

(c)           Authorized Interests.  The Pledged Interests have been duly authorized and validly issued by Provident and are fully paid and non-assessable.

(d)           Unencumbered Title to Pledged Collateral.  Pledgor is the legal and beneficial owner of the Pledged Collateral owned by Pledgor, free and clear of any lien, security interest, option or other charge or encumbrance whatsoever except for the security interest created by this Agreement.  Until such time as the Obligations have been paid in full, Pledgor, at Pledgor’s sole expense, will keep the Pledged Collateral free from other liens, security interests, encumbrances or claims; and Pledgor will defend the Pledged Collateral against the claims and demands of all persons claiming the Pledged Collateral or any part thereof or interest therein.

(e)           Perfected Security Interest.  The pledge of the Pledged Interests and the delivery thereof to the Secured Party pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

(f)            No Approval Required.  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of the Agreement by Pledgor or (ii) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(g)           Accurate Information.  All information contained in statements furnished or to be furnished to the Secured Party by or on behalf of Pledgor in connection with the Pledged Collateral or the Obligations is complete and accurate in all material respects.

8.             Affirmative Covenants of Pledgor.  For and during such period of time as any portion of the Obligations shall remain unpaid or Pledgor shall have any commitment or obligation hereunder, Pledgor shall comply with each of the following provisions of this Section, unless the Secured Party shall otherwise consent in writing:

(a)           Performance of Obligations.  Pledgor will duly and punctually pay and perform each of the Obligations to the extent such party is liable therefor, including, without limitation, its obligations under this Agreement and each of the other documents securing the Obligations, as the same may at any time be amended or modified.

(b)           Preservation of Existence and Franchises and Conduct of Business.  Pledgor will do , and will cause Provident to do, or cause to be done, all things necessary to preserve and keep in full force and effect its company existence, rights, leases (including oil and gas leases), agreements, and all other licenses or rights necessary to comply with all laws, regulations, rules, statutes, or other provisions applicable to the respective entity in the operation of their respective business, noncompliance with which would materially and adversely affect either the business or credit of Provident.

(c)           Confidential Information.   Pledgor will, and will cause its subsidiaries to, furnish to the Secured Party any information which the Secured Party may from time to time reasonably request concerning any covenant, provision or condition of the Agreement or any matter in connection with the business and operations of Pledgor and its subsidiaries.  Secured Party agrees that, until the occurrence of an Event of Default, it will take all reasonable steps to keep confidential any proprietary information given to it by Pledgor, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain through no default of this provision, or (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority.

(d)           Notice of Material Events and Defense of Action.  Pledgor will promptly notify Secured Party of:  (i) any material adverse change in Pledgor’s or any subsidiary’s financial condition, (ii) the occurrence of any Event of Default, (iii) the acceleration of the maturity of any debt owed by Pledgor or subsidiary or of any default by Pledgor or any subsidiary under any indenture, mortgage, agreement, contract or other instrument to which Pledgor or any subsidiary is a party or by which any of them or any of the properties is bound; (iv) any material adverse claim (or any claim of $25,000 or more) asserted against Pledgor or any subsidiary or with respect to Pledgor’s or any subsidiary’s properties, or (v) the filing of any suit or proceeding against Pledgor or any subsidiary.  Upon the occurrence of any of the foregoing, Pledgor will take, or cause to be taken, all reasonably necessary or appropriate steps to remedy promptly any such material adverse change or default, to protect against any such adverse claim, to appear in and defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing at Pledgor’s expense.

(e)           Reporting Requirements.  Within ten (10) days of the end of each calendar quarter, Pledgor shall furnish Secured Party with a sworn statement of Pledgor, stating that Pledgor has no knowledge that an Event of Default has occurred, or such event has occurred and is continuing as of the date of such statement and a statement as to the nature thereof and the action which Pledgor proposes to take with respect thereto.

9.             Expenses.  Pledgor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Secured Party’s counsel and of any experts and agents, which the Secured Party may incur after the occurrence of an Event of Default (as hereinafter defined) in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, or (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder.

10.           Voting Rights and Dividends.  So long as no Event of Default or event that, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

(a)           Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, Pledgor may not exercise such voting rights so as to impair the value of the Pledged Collateral or to dilute the Secured Party’s ownership percentage represented by the Pledged Collateral and Secured Party shall not be required to exercise preemptive rights.

(b)           Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest paid or payable other than cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements); and provided further, that Pledgor shall promptly notify the Secured Party of the occurrence of any of the above matters upon the occurrence thereof.

(c)           Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which Pledgor is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which Pledgor is authorized to receive and retain pursuant to Subsection (b) above.

11.           Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)           Default Under Obligations.  Pledgor shall be in default under the terms of the Obligations, including the Note, the NPA and this Agreement.

(b)           Defaults Under Other Instruments.  Pledgor shall be in default under the terms of any other documents and instruments relating to the Aggregate Offering, as such term is defined in the NPA.

(c)           Insolvency.   Pledgor or any subsidiary shall admit in writing Pledgor’s or subsidiary’s inability to pay its debts, or shall make a general assignment of Pledgor’s or any subsidiary’s assets or property rights for the benefit of Pledgor’s or any subsidiary’s creditors; or any proceeding shall be instituted by or against Pledgor or any subsidiary seeking to adjudicate Pledgor or any subsidiary as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of Pledgor or any subsidiary or Pledgor’s or any subsidiary’s debts under any law relating to bankruptcy, insolvency or reorganization or release of debtors, or seeking appointment of a receiver, custodian, trustee, or other similar official for Pledgor or any subsidiary or for any substantial part of the property of Pledgor or any subsidiary and in the case of any such proceeding instituted against Pledgor or any subsidiary shall remain undismissed for a period of ninety (90) days.

(d)           Failure to Perform Obligations.  Pledgor shall fail to perform any of Pledgor’s covenants or obligations set forth in this Agreement.

(e)           Falsity of Representation.  Any warranty, representation or statement made or furnished to Secured Party by Pledgor pursuant to this Agreement shall prove to have been false in any material respect when made or furnished.

(f)            Levy Against Collateral.  The levy against the Pledged Collateral, or any part thereof, of any execution, attachment, sequestration or other writ.

12.           Remedies Upon Default.

(a)           Remedies.  Upon the occurrence of an Event of Default, and in addition to any and all other rights and remedies which Secured Party may then have hereunder, or under the Texas Business and Commerce Code or any comparable uniform commercial code applicable to Pledgor (the “Code”), or otherwise, Secured Party may at Secured Party’s option (i) declare the entire unpaid balance of principal of, and all accrued interest on, the Obligations immediately due and payable without demand, presentment, notice of default, notice of intent to accelerate or notice of acceleration of maturity, all of which are hereby expressly waived; (ii) notify any person obligated on any of the Pledged Collateral of the security interest of Secured Party therein and request such person to make payment directly to the Secured Party, (iii) demand, sue for, collect or otherwise reduce Secured Party’s claims to judgment, foreclose or otherwise enforce the Secured Party’s security interest through judicial procedure or make any settlement or compromise Secured Party deems desirable with respect to any of the Pledged Collateral; (iv) after notification, expressly provided for herein, if any, sell or otherwise dispose of, at the office of Secured Party, or elsewhere, as chosen by Secured Party, all or any part of the Pledged Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Pledged Collateral shall not exhaust the power of sale granted hereunder, but sales may be made from time to time until all of the Pledged Collateral has been sold or until the Obligations have been paid in full) and at such sale it shall not be necessary to exhibit the Pledged Collateral; (v) at Secured Party’s discretion, retain the Pledged Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code; (vi) apply by appropriate judicial proceedings for appointment of a receiver for the Pledged Collateral, or any part thereof; (vii) purchase the Pledged Collateral at any public sale; (viii) purchase the Pledged Collateral at any private sale; and/or (ix) exercise the rights set forth in Section 13(b) hereof.  The foregoing remedies shall be cumulative and except for the provisions of Section 13(a)(v) above without prejudice to the Secured Party’s right to recover any deficiency including reasonable attorneys’ fees and costs permitted by this Agreement.

(b)           Sale of Pledged Collateral.  Secured Party is authorized, at any sale of the Pledged Collateral, if Secured Party deems it advisable, to restrict the prospective bidders or purchasers to those persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to distribution or sale of any of the Pledged Collateral.  Upon any such sale, Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind. Secured Party shall give Pledgor ten (10) days’ written notice of Secured Party’s intention to make any such public or private sales or sale at broker’s board or on a securities exchange.  Such notice, in case of sale at broker’s board or a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or that portion thereof so being sold, will first be offered to sale at such board or exchange.  At any such sale, the Pledged Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine.  Secured Party shall not be obligated to make any such sale pursuant to any such notice.  Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay such selling price, and such Pledged Collateral may again be sold upon like notice.  Secured Party may also, at Secured Party’s discretion, proceed by a suit or suits at law, or in equity to foreclose the pledge and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.  If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Collateral, or any part thereof, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

(c)           Notification.  Reasonable notification of the time and place of any public sale of the Pledged Collateral, or any reasonable notification of the time after which any private sale or other intended disposition of the Pledged Collateral is to be made, shall be sent to Pledgor and to any other person entitled under the Code to notice; provided, however, that if the Pledged Collateral threatens to decline quickly in value, Secured Party may sell or otherwise dispose of the Pledged Collateral without notification, advertisement or other notice of any kind.  It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this Agreement.  Notice shall be deemed to be sent when it is deposited in the United States Mail, return receipt requested, bearing the proper postage and addressed to Pledgor and any other person entitled to receive notice, at their last known address according to the records of the Secured Party.

(d)           Application of Proceeds.  Upon the occurrence of an Event of Default or maturity of any instrument evidencing the Obligations or any part thereof, whether such maturity be by such terms of such instruments or through the exercise of any power of acceleration, Secured Party is authorized and empowered to apply any and all funds realized from the sale of the Pledged Collateral not previously credited against the Obligations first toward the payment of the costs, charges and expenses, if any, incurred in the collection of such funds hereunder, and then toward the payment of the Obligations, and shall pay any balance remaining to Pledgor in accordance with the written instructions executed by Pledgor or as prescribed by the Code.

(e)           Deficiency.  In the event that the proceeds of any sale, collection or realization upon the Pledged Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Pledgor shall be liable for the deficiency, together with interest thereon at such rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

13.           Secured Party Appointed Attorney-in-Fact.  Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Secured Party’s discretion after the occurrence of an Event of Default to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation, (i) the right and power to execute and deliver any and all powers and other instruments, documents, certificates and agreements necessary or appropriate to transfer ownership of the Pledged Collateral, and (ii) the right and power to receive, endorse and collect all checks and other instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full acquittance for the same.  The foregoing appointment of the Secured Party as Pledgor’s attorney-in-fact is irrevocable and is coupled with an interest.

14.           Certain Rights Before and After a Default.

(a)           Secured Party May Perform.  If Pledgor fails to perform any agreement contained herein, the Secured Party may perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Pledgor pursuant to the provisions of Section 9 hereof.

(b)           Notification of Issuer.  Secured Party shall have the right to notify the issuer of the Pledged Collateral that the Pledged Collateral has been pledged.

15.           Cumulative Rights and Remedies.  All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations, and the exercise by Secured Party of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.  Secured Party shall not be required to first endeavor to collect from Pledgor or any other party obligated for the Obligations or to proceed against or exhaust other collateral or security for the Obligations hereby secured before pursuing any of Secured Party’s rights pursuant to this Agreement against Pledgor.  Should Pledgor have theretofore executed or hereafter execute any other security agreement in favor of Secured Party in which a security interest is created as security for the debts of Pledgor or another or others, in respect of which Pledgor may not be personally liable, the security interest therein created and all other rights,  powers and privileges vested in Secured Party by the terms thereof shall exist concurrently with the security interest created herein, and, in addition, all property in which Secured Party holds a security interest under any such other security agreement shall also be part of the Pledged Collateral hereunder, and all or any part of the proceeds of the sale or other disposition of such property may, in the discretion of Secured Party, be applied by it in accordance with the terms hereof, and of such other security agreement, or agreements, or any of them.

16.           Surrender of Collateral.  Secured Party may surrender, release, exchange or alter any collateral or security for the Obligations without affecting the liability of Pledgor under this Agreement, and this Agreement shall continue effective notwithstanding any legal disability of Pledgor to incur any indebtedness or obligation incurred to Secured Party.

17.           Effect of Other Agreements.  This Agreement shall in no way be construed as a limitation or extinguishment of any guaranty, security agreement, pledge agreement, assignment, or any other instrument, document or agreement granting an interest in collateral for or guaranteeing the payment or performance of the Obligations executed by any person prior to, or contemporaneously with, the execution of this Agreement, but all prior or contemporaneous guaranties, security agreements, pledge agreements, assignments, or any other instruments, documents, or agreement granting an interest in collateral for or guaranteeing the payment or performance of the Obligations shall remain in full force and effect in accordance with their terms.

18.           General Provisions.

(a)           Amendment.  This Agreement may not be modified, altered, amended, or terminated except by the written agreement of the Secured Party and Pledgor.

(b)           Severability.  If a court of competent jurisdiction determines that any provision contained in this Agreement is void, illegal or unenforceable, the other provisions shall remain in full force and effect and the provision held to be void, illegal or unenforceable shall be limited so that it shall remain in effect to the extent permissible by law.

(c)           Choice of Law and Venue.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.  ANY LITIGATION, SPECIAL PROCEEDING OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS AGREEMENT SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT IN AND FOR HARRIS COUNTY, TEXAS, WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.

(d)           Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ Loan written notice to the other party:

If to Pledgor:

Arkanova Acquisition Corporation

2441 High Timbers Drive

Suite 120

The Woodlands TX 77380

Fax: 281-298-9558

Attention: Pierre Mulacek, President

If to the Investor:

To the Address for Notice as provided on the signature page of the NPA.

(e)           Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Obligations.

(f)            Preparation of Agreement.  Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

(g)           Nonwaiver.  Unless otherwise expressly provided herein, no waiver by the Secured Party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Secured Party.  No delay or omission in the exercise of any right or remedy accruing to the Secured Party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by the Secured Party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

(h)           Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the Pledged Collateral and supersedes all prior or contemporaneous representations, understandings and agreements, oral or written, made between the parties effecting the subject matter hereof, and all such prior or contemporaneous representations, understandings and agreements are hereby terminated.

(i)            Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives.

(j)            Counterpart Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

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Signatures

To evidence the binding effect of the foregoing terms and condition, the parties have executed and delivered this Agreement as of, but not necessarily on, the date first above written.

ARKANOVA ACQUISITION CORPORATION

By:
Pierre Mulacek, President

ATON SELECT FUNDS LIMITED

By:
David Dawes
Director

ANNEX “D”

THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made and entered into as of, but not necessarily on, the 1st day of October, 2009, and between Arkanova Energy Corporation. a Nevada corporation (“Guarantor”),and Aton Select Funds Limited (the “Investor”)

Background

A.            On even date herewith Arkanova Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Guarantor (“Maker”), and the Investor (“Payee”), consummated the sale by Payee and the purchase by Maker of certain secured indebtedness of Maker (the “Indebtedness”), and to evidence the obligation of Maker to pay the Indebtedness Maker executed and delivered to Payee that certain Consolidated Secured Promissory Note (the “Note”) evidencing Maker’s obligation to pay to Payee the principal and interest set forth therein; and

B.            As a material inducement to Payee purchase the Indebtedness and accept the Note as evidence of Maker’s obligation to pay for same, Guarantor, being the sole shareholder of Maker, has agreed to guarantee the payment of the indebtedness evidenced by the Note and the performance of the obligations of Maker under the Note pursuant to the terms and conditions set forth herein;

Terms and Conditions

In consideration of the mutual benefits to be derived from the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1.             Guarantee of Maker’s Obligations.  Guarantor, as primary obligor and not merely as surety and intending to be legally bound hereby, hereby absolutely, irrevocably, unequivocally and unconditionally, guarantees to Payee the due, prompt and faithful performance of, compliance with and execution of all of the terms, provisions, conditions, covenants, warranties, obligations and agreements of Maker contained in, described in or pursuant to the Note and this Guaranty, including the prompt and full payment of all indebtedness of Maker to Payee arising pursuant to the Note and all renewals and extensions thereof, now existing or hereafter arising pursuant to the Note (the “Guaranteed Obligations”).  In the event of default by Maker in payment or performance of the indebtedness evidenced by the Note, or any part thereof, when such indebtedness or other obligations become due, whether by maturity, prepayment or by acceleration, Guarantor shall, on demand and without further notice of dishonor, pay the amount due thereon to Payee.  In the event of such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Payee with respect to the Guaranteed Obligations to the extent to which the Guaranteed Obligations were discharged by Guarantor.  Upon payment by Guarantor of any sums to Payee hereunder, all rights of Guarantor against Maker arising as a result therefrom by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of Maker to Payee under the Note.  This Guaranty shall be irrevocable by Guarantor until all of the Guaranteed Obligations have been finally, completely and indefeasibly paid in full and completely performed.

2.             Nondischargeability of Guaranty.  Guarantor hereby agrees that Guarantor’s obligations under the terms of this Guaranty shall not be released, diminished, impaired, modified, affected or limited in any manner whatsoever by the occurrence of any reason or event, including without limitation, one or more of the following events: (a) the taking or accepting of any other security for any or all of the Guaranteed Obligations; (b) any indulgence, compromise, settlement or release which may be extended by Payee to Maker, Guarantor or any one or more other parties liable in whole or in part for the Guaranteed Obligations for such consideration as Payee may deem proper; (c) the lack of corporate power of Maker, the insolvency or bankruptcy of Maker, or any party at any time liable for the payment of any or all of the Guaranteed Obligations, whether now existing or hereafter occurring; (d) any renewal, extension, and/or rearrangement of the payment of any or all of the Guaranteed Obligations with or without notice to or consent of Guarantor; (e) any neglect, delay, omissions, failure, or refusal of Payee to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations; (f) the enforceability of all or any part of the Guaranteed Obligations against Maker by reason of the fact that the Guaranteed Obligations exceed the amount permitted by law, the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or the officers creating same acted in excess of their authority; (g) any payment by Maker to Payee is held to constitute a preference under the bankruptcy laws or if for any other reason Payee is required to refund such payment or pay the amount thereof to someone else; or (h) any impairment, modification, change, release or limitation of the liability of Maker or Guarantor, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any similar law or statute of the United States or the State of Texas.

3.             No Setoff.  The obligations, guaranties, covenants, agreements and duties of Guarantor under this Guaranty are primary obligations of Guarantor and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim that Maker, Guarantor or any other person or entity may have against Payee.  The obligations of Guarantor set forth herein constitute recourse obligations of Guarantor enforceable against Guarantor to the full extent of Guarantor’s assets and properties.

4.             Continuation of Guaranty.  Guarantor covenants that this Guaranty will not be discharged except by complete performance of the Guaranteed Obligations contained in this Guaranty.  This

Guaranty shall not be affected by, and shall remain in full force and effect notwithstanding, any bankruptcy, insolvency, liquidation, or reorganization of Maker or Guarantor.

5.             Reliance on Guaranty.  Guarantor recognizes that Payee is relying upon this Guaranty and the undertakings of Guarantor hereunder in purchasing the Indebtedness and accepting the Note in connection therewith, and Guarantor further recognizes that the execution and delivery of this Guaranty is a material inducement to Payee in purchasing the Indebtedness and accepting the Note as evidence of Maker’s obligation to pay for same in accordance with the terms of the Note.

6.             Payments under Guaranty.  All amounts to be payable under this Guaranty shall be payable at the address of Payee set forth in the Note or at such other address as Payee may from time to time designate in writing.

7.             Representations of Guarantor.  Guarantor hereby represents, warrants and covenants to Payee as follows:

(a)           Authorization.  Guarantor has all requisite corporate power and authority to execute, deliver and perform this Guaranty.  The Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws or equitable principles relating to or affecting creditors’ rights generally.

(b)           Benefit to Guarantor.  Guarantor has derived, or expects to derive, financial and other advantage and benefit, directly or indirectly, from the consummation of the transactions contemplated by the Note and the making of this Guaranty.

8.             Waiver.  Guarantor hereby waives notice to Guarantor of the acceptance of this Guaranty, and of any default on the part of Maker of Maker’s obligations under the Note to Payee, and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby.  Guarantor further waives diligence, presentment and suit on part of Payee in the enforcement of any liability, obligation or duty guaranteed by Guarantor hereunder.

9.             Enforcement of Guaranty.  Guarantor agrees that Payee shall not be first required to enforce against Maker or any other person any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against Guarantor.  Suit may be brought and maintained against Guarantor by Payee to enforce any liability, obligation or duty guaranteed hereby without joinder of Maker or any other party or without Payee first exhausting Payee’s remedies against Maker or without Payee first exhausting Payee’s rights against any security which shall ever have been given to Payee to secure the payment or performance of the Guaranteed Obligations.

10.           Payment of Expenses and Attorneys’ Fees.  Guarantor agrees to pay, on demand, and to save Payee harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by Payee in connection with the enforcement of or preservation of any rights under this Guaranty.

11.           Governing Law.  THIS GUARANTY IS MADE, ENTERED INTO AND PERFORMABLE IN HARRIS COUNTY, TEXAS, AND ALL PAYMENTS ARE DUE AND PAYABLE IN HARRIS COUNTY, TEXAS.  CONSEQUENTLY, THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES AND ANY LITIGATION OR OTHER PROCEEDING AS BETWEEN GUARANTOR AND PAYEE THAT MAY BE BROUGHT,

OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS GUARANTY SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT IN AND FOR HARRIS COUNTY, TEXAS WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.

12.           Termination of Guaranty.  This Guaranty shall terminate and be of no further force or effect upon the payment of the Guaranteed Obligations in full.

13.           Reformation and Severability.  If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof (i) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and (ii) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

14.           Successors and Assigns.  This Guaranty shall be binding upon Guarantor and its heirs, personal representatives, successors and permitted assigns.  Guarantor may not assign or transfer any of Guarantor’s rights or obligations hereunder without the prior written consent of Payee.  In the event of an assignment by Payee of its rights or interest in the Guaranteed Obligations including the Note, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned shall automatically pass with a transfer or assignment of the Note or any interest therein to any holder thereof.

15.           Entire Agreement.  This Guaranty embodies the final, entire agreement of Guarantor with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, representations and understandings, whether written or oral, relating to this Guaranty.

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Guarantor Signature

To evidence the binding effect of the foregoing terms, Guarantor has executed and delivered this Guaranty as of, but not necessarily on, the date first above written.

ARKANOVA ENERGY CORPORATION

By:
Pierre Mulacek, President

ACCEPTED:

ATON SELECT FUNDS LIMITED

By:
David Dawes
Director